Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Series A Convertible Perpetual Preferred Stock	Rule 457(i)	900,000	N/A	$1,416,520,000 (2)	0.00014760	$209,078.352

	Equity	Common Stock, par value $0.01 per share, issuable upon conversion of the Series A Convertible Perpetual Preferred Stock	Rule 457(i)	28,000,000 (3)	—	—	—	$0 (4)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—	—	—

	Total Offering Amounts					$1,416,520,000		$209,078.352

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$209,078.352
(1)

All securities offered hereby are for the account of the selling stockholders named in the prospectus supplement to the Registration Statement No. 333-259102 on Form S-3. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Pursuant to Rules 457(c) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is estimated as an amount equal to $1,416,520,000, calculated as the product of (i) 28,000,000 (the maximum amount of common stock issuable upon conversion of the preferred stock that is being registered on this Form S-3), multiplied by (ii) $50.59 per share of common stock, which is the average of the high and low prices of the common stock, as reported on The Nasdaq Stock Market LLC as of December 18, 2023.

(3)	Consists of up to 28,000,000 shares of common stock issuable upon conversion of the preferred stock being registered under this Registration Statement.
(4)

The shares of our common stock issuable upon conversion of the preferred stock will be issued for no additional consideration and therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.